Exhibit 10.1

ADVISORY AGREEMENT

This ADVISORY AGREEMENT (the “Agreement”) is made this 19th day of July, 2010 by and between Global Market Advisors Inc. a Nevada corporation (“Advisor”), and Green Automotive Company Corporation, a Delaware corporation (the “Company”), effective the 1st day of May, 2010, the date the Services (as defined below) were first provided by Advisor ( the “Effective Date”).

WHEREAS, the Company’s present growth strategy is presently reliant on (a) identifying and negotiating one or more sources of additional working capital for the Company, to be utilized to allow the Company to continue forward to effect its business, (b) increasing the Company’s exposure as a publically-traded company, and to increase the public awareness of the Company’s primary product – the Zoyte all-electric vehicle (the “Company Electric Car”), and (c) providing advice on general business decisions from time to time at issue with the Company’s Board of Directors; and,

WHEREAS, to accomplish the Company’s main business objectives its Board of Directors has determined that the Company needs to employ or otherwise engage additional professional and experienced personnel, particularly those with extensive experience in the areas of (a) supervising the filing of state and federal regulatory disclosure statements and reports as required of  public companies (“Regulatory Reporting”), (b) increasing public awareness of the Company and the Company Electric Car, and (c) providing advice on general business decisions from time to time at issue with the Company’s Board of Directors; and,

WHEREAS, Advisor and Advisor’s Personnel have experience in evaluating and effecting mergers and acquisitions, supervising corporate regulatory filings and file management, and in performing general administrative duties for publicly-held companies; and,

WHEREAS, Advisor and its officers, directors, employees, agents and attorneys (collectively, “Advisor’s Personnel”) collectively have over one hundred (100) years of experience in the business of the restructuring of  private, publicly-held and development stage companies;  the search for, identification and evaluation of potential acquisitions; identifying legal and accounting professionals for audits and regulatory filings, as required pursuant to the various U.S. and State securities rules and regulations; and performing general administrative duties for its clients; and,

WHEREAS, the Company desires to retain Advisor to assist it on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.

Recitals Incorporated by Reference.

The above recitals of this Agreement are incorporated herein and made a part hereof by reference.

GMAI-Green Automotive Adv Agr.

2.

Engagement: The Services.

The Company hereby retains Advisor to make Advisors Personnel available to (a) assist the Company with its Regulatory Reporting so s to comply with all state and federal regulatory reporting requirements on a timely basis, (b) assist it developing a public awareness program, including but not limited to an Public Relations department which will include but not be limited to assisting in the preparation and distribution of the Company’s public announcements and periodic communication of the Company’s development through a Investor Relations program, either managed in-house or out-sourced, (c) assist the Company’s Board of Directors to further the development of the business and marketing of the Company Electric Vehicle, (c) assist with the possible restructuring of the Company, which may involve, by way of example, (i) the formation of new wholly-owned subsidiaries, (ii) a reverse split of the Company’s common stock, (iii) the designation of one or more classes of Preferred Stock, (iv) the structuring of an expansion platform which will allow the Company to acquire other electric vehicle-related business opportunities,  introductions to business partners, investment opportunities, joint ventures and other corporate development opportunities (each a “Business Opportunity” and collectively, “Business Opportunities”), and (d) generally to provide assist its Board of Directors with advice with respect to its strategic growth plan (collectively referred to herein as the “Services”).

 As governed by the terms of this Agreement, Advisor and Advisors Personnel agree to use their best efforts to provide the Services, subject to the control, direction and supervision of the Company, commencing the Effective Date hereof and continuing through the Primary Term or any subsequent Extension Period (as defined herein).

3.

Compensation.

In consideration for the Services the Company agrees to pay, or as the case may be, to issue securities or otherwise compensate Advisor and Advisors Personnel, as follows:

A)

Services Rendered Since Effective Date.  As compensation for Services already rendered by Advisor and Advisor’s Personnel, and an inducement for Advisor and Advisors Personnel to continue to work with the Company, the Company will issue to Advisor, or it’s designee, a “cashless option” in the form attached as Exhibit “A” (the “Option”) to acquire up to One Million (1,000,000) shares of the Company’s Restricted Common Stock (the “Option Shares”), to vest upon execution of this Agreement and to be issued upon Advisors election to exercise pursuant to the terms of the Option; and,

B)

Monthly Advisory Fee.  In the event, after the expiration of the three (3) month Initial Term,  the Company wishes to extend the term of this Agreement (an “Extension Period”, as defined herein), the Company will then pay Advisor a monthly fee (“Advisory Fee”) equal to Two Thousand Five Hundred Dollars ($2,500) per month, payable monthly on the first (1sth) day of each month beginning Ninety (90) days following the Effective Date, and continuing until the earlier of (i) the expiration of the Extension Period, or (ii) the Termination of this Agreement pursuant to the terms of Paragraph 13 hereof.

The Company acknowledges that, in the event Advisor or Advisor’s Personnel receive shares of the Company’s common stock in lieu of cash, other than Option Shares and the Second Option Shares, for payment of the Advisory Fee, the Merger Fee or the Transaction Fee, the Company, Advisor and Advisor’s Personnel agree that for purposes of any “profit” computation under Section 16(b) of the Securities Exchange Act of 1934, the price paid for such shares will be the net sales price that Advisor and/or Advisor’s Personnel receive in the subsequent sale of such shares.

GMAI-Green Automotive Adv Agr.

C)

Introduction Fee.  If, as a result of providing the Services, Advisor is successful in it in identifying and attracting parties with who the Company negotiates a Dealer Agreement or otherwise negotiates an agreement pursuant to which the Company develops additional outlets for the sale of its product(s) (a “Distribution Agreement”), the Company agrees to pay Advisor a fee (an “Introduction Fee”). The Introduction Fee shall be shall be equal to Ten percent (10%) of the amount of funds or other financial benefit received by the Company as a result of the Distribution Agreement, before any charges or deductions for any third-party costs associated with each Distribution Agreement. The Introduction Fee shall be paid to Advisor, or its designee(s), simultaneously with the closing of each Distribution Agreement.

D

Transaction Fee. If, as a result of providing the Services, Advisor is successful in it in identifying and attracting Business Opportunities with which the Company, or the affiliate of the Company receiving the benefit from such Business Opportunity (the “Financial Beneficiary”), effects a merger, joint venture, or otherwise effects a business transaction introduced by Advisor (each, a “Business Combination”) then, in addition to any other fees required pursuant to this Agreement, Advisor shall be entitled to a Finder’s Fee. Such Finder’s Fee shall be equal to Ten percent (10%) of the value of the “Economic Benefit” derived by the Company. The Finder’s Fee shall be payable Twenty Five percent (25%) due upon the signing of a definitive agreement related to such Business Combination transaction, with a second payment of Seventy Five percent (75%) of the Finder’s Fee payable upon the closing of the Business Combination transaction. Unless otherwise agreed between all parties involved in such Business Combination agree in writing prior to the execution of a definitive agreement, the Finder’s Fee shall be payable in cash.

4.

Time and Effort of Advisor

Advisor shall allocate time and Advisors Personnel to provide the Services, as it deems necessary and economically efficient. The particular amount of time may vary from day to day or week to week.

5.

Use of Advice

Except as required by applicable state or federal securities rules and regulatory, no statements made or advice rendered by Advisor in connection with the Services will be quoted by the Company, nor will any such statements or advice be referred to, in any report, document, release or other communication, without the prior written authorization of Advisor, which may be given or withheld in Advisor’s sole discretion if such statements or advice made or given by Advisor is true and factual.

6.

Information on the Company

In connection with Advisor’s activities hereunder, the Company will furnish Advisor and its counsel with all material and Confidential Information (as defined herein) regarding the business and financial condition of the Company. The Company and Advisor mutually agree that Advisor (a) may use and rely solely on the Confidential Information, and on information available from generally recognized public sources, in performing the Services without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of any Confidential Information, (c) will not issue opinions or make an appraisal of any assets or liabilities of the Company, and (d) retains the right to continue to conduct due diligence on the Company during the term of this Agreement.

GMAI-Green Automotive Adv Agr.

7.

Term

Unless terminated pursuant to Paragraph 13 herein, this Agreement shall have an initial term of Three (3) months (the “Initial Term"), commencing the Effective Date. At the conclusion of the Initial Term this Agreement will automatically be extended on a month-to-month basis (the “Extension Period”) until Advisor or the Company serves written notice on the other party terminating the Agreement.  Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

8.

Indemnification

Neither Advisor nor Advisor’s Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act undertaken by the Company as a result of introductions or advice provided by Advisor or Advisor’s Personnel. The Company shall, jointly and severally, indemnify Advisor and Advisor’s personnel (each an “Indemnified Person”) against any action brought against each and every Indemnified Person by any shareholder, creditor or party related to the Company or the Company. Excluded from Indemnification under this Agreement is the action, or failure to act, by any Indemnified Person which may give cause to bring suit for breach of fiduciary duty or fraud, or such other action that may be against public policy for the Company to waive, release or indemnify against.

9.

Costs and Expenses

All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services shall be paid by the Company or Advisor shall be reimbursed if such costs are paid by Advisor on behalf of the Company.  Reimbursement of costs and expense shall be made within ten (10) days of receipt by the Company of Advisor’s written notice; provided, however, that the Company must approve in advance all such expenses in the aggregate in excess of $500 in any one (1) month.

10.

Place of Services

The Services provided by Advisor or Advisor’s Personnel hereunder will be performed at Advisor’s offices except as otherwise mutually agreed by Advisor and the Company.

11.

Independent Contractor

This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.  Advisor and Advisor’s Personnel each act as an independent contractor in the performance of their duties under this Agreement. Neither Advisor nor Advisor’s Personnel are authorized to enter into any agreements on behalf of the Company.

12.

Rejected Business Opportunity

The Company and Advisor mutually agree to protect each other’s Confidential Information and to not Circumvent the other to effect a transaction with a Proprietary Business Contact (as such terms are defined in Exhibit “B” attached hereto and incorporated by reference, and referred to herein as the “Confidentially and Non-Circumvention Terms”).

GMAI-Green Automotive Adv Agr.

If, during the Primary Term of this Agreement, or any Extension Period, the Company          elects not to proceed to acquire, participate or invest in any Business Opportunity, Distribution Agreement or otherwise enter into a transaction with a Proprietary Business Contact  identified and/or selected by Advisor (each a “Rejected Business Opportunity”), notwithstanding the time and expense the Company may have incurred reviewing such Rejected Business Opportunity, it shall (i) become subject to the Confidentially and Non-Circumvention Terms as set forth in Exhibit “A” hereto,  (ii) revert back to and become proprietary to Advisor, and (iii) Advisor shall be entitled to acquire or broker the sale or invest in such Rejected Business Opportunity, for its own account, or submit such Rejected Business Opportunity, elsewhere.

Notwithstanding anything in this Agreement to the contrary, the Confidentially and Non-Circumvention Terms and the obligation of the Company to pay Advisor the Transaction Fee and Introduction Fee, as the case may be, as set forth herein shall survive this Agreement for three (3) years following termination (the “Survival Period”), and shall be paid to Advisor on immediately upon the closing of each transaction involving a Rejected Business Opportunity and the Company during the term hereof and the Survival Period.

13.

Termination

The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent.  Failing to have mutual consent, without prejudice to any other remedy available to the terminated party, this Agreement may be terminated effective Thirty (30) days following the issuance of written notice (the effective date of “Termination”) under the following conditions:

A)

By the Company.

i.

If during the Initial Term of this Agreement or any Extension Period, Advisor is unable to provide the Services for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor’s Personnel; or

ii.

If Advisor or Advisor’s Personnel willfully breach or neglect the duties reasonably request of them during the term of this Agreement.

B)

By Advisor.

i.

If the Company breaches this Agreement or fails to make any payments required hereunder including, in the event of an extension of this Agreement,  the issuance of First Options to Advisor or the Second Options to Advisor’s Personnel, or the issuance of the First Option Shares or the Second Option Shares upon exercise on a timely basis, or provide information requested by Advisor in the course of providing the Services; or

ii.

If the Company ceases business, or if the Company sells a controlling interest to a third party, or agree to a consolidation or merger of itself with or into another corporation, or sells substantially all of its assets to another corporation, entity or individual other than as a result of a Business Combination arranged by Advisor; or

iii.

If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, including but not limited to the obligation to pay the Advisory Fee or any other fees as required pursuant to this Agreement, or if either the Company makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or

GMAI-Green Automotive Adv Agr.

iv.

If any of the disclosures made by the Company herein, or subsequent hereto, are determined to be materially false or misleading.

In the event (a) Advisor elects to terminate without cause, (b) this Agreement is terminated prior to the expiration of the Initial Term or any Extension Period by Thirty (30) days written notice, or (c) the Company terminates this Agreement for the reasons set forth in A(i) through (ii) or B(i).through (iii) above, then the Company shall only be responsible to pay Advisor for unreimbursed expenses and the Advisory Fee, accrued up to and including the effective date of Termination.

If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in C (i) through (iv) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, if any, and the balance of the Advisory Fee for the remainder of the term (Initial Term or Extension Period) of the Agreement.

14.

Potential Conflicts

The Company acknowledges that Advisor, or Advisor’s Personnel, may have or may currently be providing services for other of Advisor’s clients relating to some or all of the same Services to be provided to the Company pursuant to this Agreement, including but not limited to the search for sources of financing and equity investments (“Multiple Representation”) and, provided such Multiple Representation does not result in the breach of Advisors covenant not to disclose any Confidential Information to a competitor, or third party not considered a potential Business Opportunity, or except as required by law, the Company hereby waives any and all claims that may arise in its favor in the event such Multiple Representation results in a conflict of interest. The Company understands that Advisor is relying explicitly on the foregoing provision and waiver in entering into this Agreement.

15.

Miscellaneous

A)

Authority.  Those executing this Agreement on behalf of the Company and Advisor represent that they are duly authorized to do so, and that each has taken all requisite action required by law or otherwise to properly allow such signatories to execute this Agreement.

B)

Subsequent Events.  Advisor and the Company each agree to notify the other parties if, subsequent to the date of this Agreement, one of the parties incurs obligations which could compromise its efforts and obligations under this Agreement.

C)

Amendment.  This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

D)

Further Actions and Assurances.  At any time and from time to time, each party hereto agrees, at its expense, to take such action and to execute and deliver documents as may be reasonably requested or necessary to effectuate the purposes of this Agreement.

E)

Waiver.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

F)

Assignment.  Neither this Agreement nor any right created by it shall be assignable by any party hereto without the prior written consent of the other parties.

GMAI-Green Automotive Adv Agr.

G)

Notices.  Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party when deposited for transmittal by certified or registered mail, postage prepaid, or when sent by facsimile, “email” or other electronic transmission with proof of delivery, addressed as follows:

In the case of the Company:

Green Automotive Company Corporation

Attn: Steven Fly, Chairman & CEO

15851 Dallas Parkway Suite 540

Addison, Texas 75001 USA

Telephone: 972.770.5048

Facsimile:   972.770.5051

Mobile:       972.467.4086

Facsimile:   sfly@usaelectricauto.com

In the case of Advisor:

Global Market Advisors Inc.

4001 So. Decatur Blvd, Suite 37-315

Las Vegas, NV 89103

Telephone: 702.997.0460

Facsimile:   702.975.1413

Facsimile:   Luke.GAMI@gmsil.com

With copy to:

Fred G. Luke

1280 Bison B9-21

Newport Beach, CA 92660

Telephone: 949.400.1415

Facsimile:   949.71.4873

Email: FGL2cllc@aol.com

or to such other person or address designated in writing subsequent to the date hereof by the Company or Advisor to receive notice.

H)

Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

I)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Nevada sitting in and for the county of Clark.  In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the actual expenses of its attorneys) in bringing or defending against such action.

J)

Limitation of Liability. Notwithstanding an applicable statute of limitations, all claims or causes of action must be brought by either party within six months from the date of such breach of this Agreement.

GMAI-Green Automotive Adv Agr.

K)

Termination of Any Prior Agreements.  Effective the date hereof all rights of the Company and Advisor related to any other agreement entered into between the two parties prior to the Effective Date hereof, whether written or oral, are hereby terminated.

L)

Time is of the Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

M)

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

N)

Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

O)

Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

P)

Counterparts: Facsimile. An original of this Agreement may be executed simultaneously in three or more executed facsimile, telecopy or other electronic reproductive counterparts, each of which shall be deemed an original, or facsimile,telecopy or other electronic reproductive counterparts, shall constitute one and the same instrument, and delivery of such shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

“Advisor”

Global Market Advisors Inc.

By:  /s/ Fred G. Luke

        Name:  Fred G. Luke

        Title: President

The “Company”

Green Automotive Company Corporation

By:   /s/ Steven Fly

        Name: Steven Fly

        Title:  President

GMAI-Green Automotive Adv Agr.

EXHIBIT “A”

The Option

OPTION AGREEMENT

THIS OPTION AGREEMENT (“Option”) is entered into effective the 1st  day of May 2010, by and between Global Market Advisors Inc., a Nevada corporation (“Optionee”) and Green Automotive Company Corporation, a publicly held Delaware corporation (the “Company”).

WHEREAS, the Company and Optionee  is providing certain services for the Company pursuant to an Advisory Agreement between Optionee and the Company effective May 1, 2010 (the “Advisory Agreement”); and,

WHEREAS, in consideration for and as an inducement for Optionee to providing the Services (as described in the Advisory Agreement), and Optionee’s efforts preceding the effective date of the Advisory Agreement, the Company hereby agrees to grant to Optionee options to purchase shares of its $.001 par value common stock (“Common Stock”).

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Optionee and the Company agree as follows:

1.

The Option

In consideration for Optionee entering into the Consulting Agreement, the Company hereby agrees and does grant to Optionee, to become effective and vest to Optionee upon execution hereof, the option to acquire up to One Million (1,000,000) shares of the Company’s Common Stock (the “Option Shares”).

2.

Option Term and Exercise Price

A.

Term of Option.  Subject to the terms of this Option, Optionee shall have the right to exercise the  Option in whole or in part, until the third (3rd) anniversary of the Company’s execution hereof.

B.

Exercise Price .  The exercise price per share of the Common Stock under this Option shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

GMAI-Green Automotive Adv Agr.

C.

Mechanics of Exercise.  Exercise of the purchase rights represented by this Option  may be made, in whole or in part during the Term of this Option by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the  registered Optionee at the address of such Optionee appearing on the books of the Company); and, within ten (10) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by way of a “cashless exercise” as set forth in paragraph 2D. below.  Notwithstanding anything herein to the contrary, the Optionee shall not be required to physically surrender this Option to the Company until the Optionee has purchased all of the Option Shares available hereunder and the Option has been exercised in full, in which case, the Optionee shall surrender this Option to the Company for cancellation within ten (10) Trading Days following Optionees’s receipt of the balance of the Option Shares so exercised.  Partial exercises of this Option resulting in purchases of a portion of the total number of Option Shares available hereunder shall have the effect of lowering the outstanding number of Option Shares purchasable hereunder in an amount equal to the applicable number of Option Shares purchased.  The Optionee and the Company shall maintain records showing the number of Option Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Optionee shall be controlling and determinative in the absence of manifest error. The Optionee and any assignee, by acceptance of this Option, acknowledge and agree that, by reason of the provisions of this paragraph 2, following the purchase of a portion of the Option Shares hereunder, the number of Option Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

D.

Cashless Exercise .  This Option  may also be exercised at such time by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for the number of Option  Shares by payment of the Exercise Price , as set forth in paragraph 2B. above, or by tendering to the Company that number of shares of the Company’s Common Stock either owned by or due to be issued by the Company to Optionee for services rendered, having a Fair Market Value equal to the Exercise Price of the Option Shares then being purchased pursuant to  this Option. “Fair Market Value”, for the purposes of this Option shall mean the five (5) business day trailing average closing “Best Bid” price of the Company’s Common Stock as quoted by the Pinksheets.com Real-Time Level 2 Quotes.

3.

Mechanics of Exercise

Exercise of the purchase rights represented by this Option  may be made, in whole or in part during the Term of this Option by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the  registered Optionee at the address of such Optionee appearing on the books of the Company). Upon receipt of Optionee’s Notice of Exercise the Company shall immediately cause the delivery of the Option Shares so purchased to Optionee, or in such name or names as Optionee may designate.   In the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to adjustment as set forth herein; provided however, that within ten (10) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, or by way of a “cashless exercise” as set forth in paragraph 2D. above.

GMAI-Green Automotive Adv Agr.

Notwithstanding anything herein to the contrary, the Optionee shall not be required to physically surrender this Option to the Company until the Optionee has purchased all of the Option Shares available hereunder and the Option has been exercised in full, in which case, the Optionee shall surrender this Option to the Company for cancellation within ten (10) Trading Days following Optionees’s receipt of the balance of the Option Shares so exercised.  Partial exercises of this Option resulting in purchases of a portion of the total number of Option Shares available hereunder shall have the effect of lowering the outstanding number of Option Shares purchasable hereunder in an amount equal to the applicable number of Option Shares purchased.  The Optionee and the Company shall maintain records showing the number of Option Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Optionee shall be controlling and determinative in the absence of manifest error. The Optionee and any assignee, by acceptance of this Option, acknowledge and agree that, by reason of the provisions of paragraph 2 or 3, following the purchase of a portion of the Option Shares hereunder, the number of Option Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

4.

Adjustment of Option Shares

The number of Option Shares purchasable pursuant to this Option shall be subject to adjustment from time to time upon the happening of certain events, as follows:

A.

Adjustment for Recapitalization.  In the event the Company shall  (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a “Recapitalization”), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that Optionee shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the current issued and outstanding shares of Company’s Common Stock as of the date hereof, which it would have been entitled to receive had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto; provided however that, notwithstanding anything in this Option or the Consulting Agreement to the contrary, the number of Option Shares shall not be reduced or affected in any way as a result of a reverse stock split either by a reduction of the number of Option Shares or an increase in the Option Price (the “Repricing”), unless such Repricing is mutually agreed upon in writing between Optionee  and the Company prior to any adjustment.

B.

Preservation of Purchase Rights Under Consolidation.  Subject to paragraph 4A. above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another third party (a “successor”) of the property of the Company, in its entirety or substantially in its entirety, the Company shall, prior to the Closing of such transaction, cause such successor or purchasing party, to acknowledge and assume in writing responsibility for the Company's obligations hereunder, and to grant Optionee the right thereafter upon payment of the Option Price to purchase the kind and the greater of (a) the number of Option Shares as stated here, or (b) an equivalent percentage of successor’s shares as the Option Shares now represent to the Company’s total shares issued and outstanding or other securities and property of the successor, which Optionee would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

GMAI-Green Automotive Adv Agr.

C.

Notice of Adjustment.  Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to Optionee notice of such adjustment or adjustments, and shall deliver to Optionee setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

5.

Assignment

The rights represented by this Option may only be assigned or transferred by Optionee to an affiliate or retirement plan, or to a trust if affected as the result of estate planning.  For the purpose of this Option, the term "affiliate" shall be defined as a family member or an enterprise that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of Optionee; otherwise, this Option and the rights hereunder shall not be assigned.

6.

Registration of Option Shares

Provided the Company is eligible to file a Form S-8 Registration Statement, other applicable registration statement, to register the Option Shares no later than ten (10) days following the date hereof as to the Option Shares, such Option shares shall be registered by the Company with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement, and the Company shall cause such registration statement to remain effective at all times while Optionee has the right to purchase Option Shares.  At Optionee 's election, all or any portion of the Option Shares may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 193, as amended (the "'Act"), Regulation D of the Act, and applicable state securities laws. Failing to be eligible to file a Form S-8 or other applicable registration statement to register the Option Shares, the Term of this Option shall be tolled as to that number of  Option Shares not exercised by Optionee, until the Company becomes eligible to register the Option Shares, or the remaining balance of such shares in the event Optionee has elected to exercise to purchase, and has received, a portion but not all of the Option Shares without an effective registration statement.

7.

Further Documentation

Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to affect the transaction, or otherwise to carry out the intent and purposes of this Option.

8.

Notices

All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

To Optionee:

Green Automotive Company Corporation

Attn: Steven Fly, Chairman & CEO

15851 Dallas Parkway Suite 540

Addison, Texas 75001 USA

Telephone: 1.972.770.5048

Facsimile:   1.972.770.5051

Mobile:       1.972.467.4086

Facsimile:   sfly@usaelectricauto.com

GMAI-Green Automotive Adv Agr.

To Optionee

Global Market Advisors Inc.

4001 So. Decatur Blvd, Suite 37-315

Las Vegas, NV 89103

Telephone: 702.997.0460

Facsimile:   702.975.1413

Email:   Luke.GAMI@gmsil.com

8.

Governing Law

This Option shall be governed by and construed in accordance with the laws of the State of Nevada applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Nevada sitting in and for the county of Clark.  In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the actual expenses of its attorneys) in bringing or defending against such action.

9.

Agreement

This Option sets forth the entire understanding as to Optionee’s rights to purchase shares of the Company’s Common Stock, and no other prior written oral statement or agreement related to Optionee’s right as to the Option Shares shall be recognized or enforced, save and except the Consulting Agreement.

10.

Severability

If a court of competent jurisdiction determines that any clause or provision of this Option is invalid, illegal or unenforceable, the other clauses and provisions of the Option shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited, so that they shall remain in effect to the extent permissible by law.

11.

Headings

The section and subsection headings in this Option are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Option.

12.

Counterparts

This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

GMAI-Green Automotive Adv Agr.

IN WITNESS WHEREOF, the parties have executed this Option the day and year first written above.

“Optionee”
Global Market Advisors Inc.

By:
Name:
Title:

The “Company”
Green Automotive Company Corporation

By:
Name:
Title:

GMAI-Green Automotive Adv Agr.

NOTICE OF EXERCISE

TO:

 Green Automotive Company Corporation

(1)           The undersigned hereby elects to purchase ______________________ (___________) Option  Shares of the Company pursuant to the terms of the attached Option  (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] the return to the Company, or waiver of issuance to the undersigned, of such number of shares of the Company’s Common Stock with a Fair Market Value as is necessary, to exercise this Option pursuant to the cashless exercise procedure set forth in paragraph 2D. of the Advisory Agreement pursuant to which this Option was granted

(3)          Please issue the Option Shares to the following : (__) DWAC Account Number as follows, or (__) by physical delivery of a certificate or certificates to the following address:

_______________________________

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor .  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF OPTIONEE]

Name of Investing Entity: _________________________________________________

Signature of Authorized Signatory of Investing Entity:

_________________________________________

Name:

Title:

Date: __________________, __________

GMAI-Green Automotive Adv Agr.

ASSIGNMENT FORM

(To assign the foregoing Option , execute this form and supply required information. Do not use this form to exercise the Option.)

FOR VALUE RECEIVED, the undersigned, holder of the Option Agreement between the undersigned and Green Automotive Company Corporation dated effective May 1,  2010, hereby assigns all, or that portion of the Option, and all rights evidenced thereby, representing ___________________(_____________) Option Shares (as defined in the Option) , to:

________________________________________________________________________

whose address is

_______________________________________________________________________.

__________________________________, ______________________, _____________

Dated:  ______________, _______

Optionee’s Signature:   _______________________________________________

Optionee’s Address:     _______________________________________________

      _____________________________, __________________,

      ___________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Option , without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.

GMAI-Green Automotive Adv Agr.

EXHIBIT “B”

The Confidentially and Non-Circumvention Terms

Use of Confidential Information.

A)

Advisor will hold all of the Confidential Information provided by the Company in strict confidence and, except as expressly set forth herein, and will not disclose such Confidential Information to any Third Person, which term as used in this Agreement, will be broadly interpreted to include without limitation any officer, director, employee, representative, agent or attorney of an entity, or individual, not a party to a proposed business transaction arising from this Agreement (collectively referred to as a “Prohibited Third Party’s”) resulting from this Agreement, except as required by Advisor in the performance of the Services (the “Permitted Use”).

B)

The Company  shall  (i) use the Confidential Information only in connection with the Permitted Use; (ii) disclose the Confidential Information as Permitted Use only to its officers, directors, employees, agents, representatives, attorneys and advisors who need to know the Confidential Information to accomplish a proposed business transaction arising from this Agreement; and (iii) take reasonable care to safeguard the Confidential Information for Permitted Use and avoid any unauthorized disclosure to Prohibited Third Party’s; and (iii) disclose the Confidential Information only in a reasonable manner to parties as potential or actual parties to a potential business transaction arising from this Agreement. It is the responsibility of the Company to ensure that it’s officers, directors, employees, agents, representatives, attorneys and advisors, together with all other parties who may receive Confidential Information or who may otherwise have access to the Confidential Information for Permitted Use will, prior to being provided with any or all of the Confidential Information, acknowledge of and agree to be bound by the terms of this Agreement.

C)

Immediately after termination of a proposed business transaction arising from this Agreement and the Company, the parties agree to return all Confidential Information to Originating Party, or their designee, if requested in writing.

D)

The Company and Advisor will use their best efforts to ensure the accuracy and completeness of the Confidential Information, but neither party makes and will not be deemed to have made any warranty as to the accuracy or completeness of any of the Confidential Information.

E)

Advisor and the Company, as the case may be,  will assume the liability for all damages, losses, costs, or expenses incurred by the Originating Party resulting from (i) the use of the Confidential Information for any purpose other than to effect the desired business transaction arising from this Agreement; or (ii) disclosure of  the Confidential Information to any Prohibited Third Parties resulting in the unauthorized disclosure or dissemination of the Confidential Information by any members, managing members, officers, directors, employees, agents, representatives, attorneys and advisors, directly or indirectly related to such Prohibited Third Parties.

F)

The foregoing obligations of Advisor and the Company will not apply to the extent that the Confidential Information (i) at the time of its disclosure, is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no action or fault of the Disclosing Party; (ii) which Disclosing Party can show was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the Originating Party; or (iii) which was received by Disclosing Party from a third party having a legal right to transmit the information.

GMAI-Green Automotive Adv Agr.

G)

The Company and Advisor shall, during the term of this Agreement and for a period of two (2) years thereafter, refrain from any disclosure or dissemination of Confidential Information to any party unless the Disclosing Party has obtained the prior written consent of the Originating Party which the Originating Party may withhold in its sole and absolute discretion.

Agreement Not To Circumvent.

Neither the Company nor Advisor shall use the Confidential Information in any respect to circumvent the other party or parties in any effort, directly or indirectly, to effect a transaction of any kind using Confidential Information obtained from the other party or parties hereto (a “Circumvented Transaction”). In this regard, Advisor and the Company hereby agree that neither they nor any of their respective clients or customers, or persons or entities related directly or indirectly to such party shall, shall directly or indirectly:

A)

Attempt in any manner to circumvent, avoid, bypass, or obviate the Originating Party in any transaction between the Originating Party and its clients, suppliers, brokers, agents, customers or distributors in an effort to avoid the payment of, or decrease the amount of fees, commissions or other compensation which would have otherwise been payable to the Originating Party had the Disclosing Party included the Originating Party in such transaction; or

B)

Attempt in any manner to commercially exploit or circumvent the Originating Party’s existing or proposed business concepts, plans and/or business contacts, or any attempt by the Disclosing Party to contact, negotiate with or enter into any contract or transaction with the Originating Party‘s clients (each a “Circumvented Transaction”) without first obtaining such Originating Party‘s written approval.

It is mutually understood and agreed that if the Originating Party decides to grant its consent to any proposed Circumvented Transaction, the Originating Party shall have the right (but not the obligation) to condition such consent upon the execution of a written agreement with the Disclosing Party concerning remuneration to be paid to the Originating Party related to each such Circumvented Transaction.

Legally Compelled Information.

In the event the Company or Advisor, or anyone to whom they may transmit any Confidential Information, whether pursuant to Permitted Use or otherwise, becomes legally compelled to disclose any of the Confidential Information, the Company or Advisor, as the case may be, will provide the other party with prompt written notice at the earlier of (i) when either party became aware of or should have known the existence of such legal request, or (ii) not less than thirty (30) days prior to the release of the Confidential Information, so that Advisor, and the Company, as the case may be, can seek a protective order or other appropriate remedy.  In the absence of a protective order, or the failure to quash the legal process requiring disclosure or other measure effectively removing such legal compulsion, neither Advisor nor the Company shall have any duty to resist the production of Confidential Information, and the production thereof shall not constitute a breach of this Agreement. However, if the legal request is made to any Prohibited Third Parties as a result of as the result of an unauthorized disclosure or dissemination of the Confidential Information, then the Disclosing Party shall reimburse the Originating Party for any and all legal, accounting, court costs and other actual related fees and expenses of the Originating Party to quash the legal process requiring such disclosure or other measure effectively removing such legal compulsion to release the subject Confidential Information.

GMAI-Green Automotive Adv Agr.

Reasonableness; Remedies.

Advisor and the Company each acknowledge that these covenants are reasonable and necessary for the protection of the Confidential Information, and that irreparable injury will result to them and their respective businesses, if any provision of this Agreement is breached. Further, Advisor and the Company each agree and hereby stipulate that in the event of any breach of the provisions of this Agreement, the non-breaching party shall be entitled to the entirety of any benefit received, directly or indirectly by the breaching party: this remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity, breach, including but not limited to equitable relief and ex-parte injunction to prohibit or cure such and to exact from the breaching party specific performance pursuant to this Agreement.

GMAI-Green Automotive Adv Agr.